Exhibit 99.1

Eagle Bulk Takes Delivery of M/V Fairfield Eagle

STAMFORD, Conn., June 9, 2017 -- Eagle Bulk Shipping, Inc. (Nasdaq: EGLE) today announced that it has taken delivery of the M/V Fairfield Eagle, the fifth of nine Crown-63 Ultramax dry bulk sister vessels the Company acquired from Greenship Bulk Trust.

Gary Vogel, Eagle Bulk’s CEO, commented, “The delivery of the M/V Fairfield Eagle, the fifth of nine ships acquired from Greenship Bulk Trust, highlights our ability to deliver on key strategic priorities, including fleet growth and renewal, as well as the continued development of our active owner-operator business model.”

With the addition of the M/V Fairfield Eagle, the Eagle Bulk fleet currently consists of 45 vessels on the water, including seven Ultramax vessels with another four Ultramax vessels from Greenship Bulk Trust set to be delivered over the coming months.

About Eagle Bulk Shipping

Eagle Bulk Shipping Inc. is a Marshall Islands corporation headquartered in Stamford, Connecticut. Eagle Bulk owns one of the largest fleets of Supramax/Ultramax dry bulk vessels in the world. Supramax/Ultramax vessels, which are constructed with on-board cranes, range in size from approximately 50,000 to 65,000 dwt. The Company transports a broad range of major and minor bulk cargoes, including but not limited to coal, grain, ore, pet coke, cement and fertilizer, along worldwide shipping routes.

Forward-Looking Statements

Matters discussed in this release may constitute forward-looking statements. Forward-looking statements reflect management's current expectations and observations with respect to future events and financial performance. Where the Company expresses an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, the Company's forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements.  The Company's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including changes in the Company’s financial resources and operational capabilities and as a result of certain other factors listed from time to time in the Company's filings with the U.S. Securities and Exchange Commission.  The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Company Contact

Frank De Costanzo

Chief Financial Officer

Eagle Bulk Shipping Inc.

Tel. +1 203-276-8100

Media and Investor Contact

Jonathan Morgan or Alex Hinson

Perry Street Communications

212-741-0014

eagle@perryst.com